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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               ------------------

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 30, 1998   COMMISSION FILE
                                NUMBER 000-24385

                             SCHOOL SPECIALTY, INC.

                           (Exact name of registrant)

               DELAWARE                               39-0971239
       (State of organization)             (I.R.S. Employer Identification
                                                       Number)

                 1000 NORTH BLUEMOUND DRIVE, APPLETON, WI 54914

             (Address of principal executive offices and zip code)

                                 (920) 734-2756

                        (Registrant's telephone Number)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On June 30, 1998, School Specialty, Inc. (the "Company") acquired substantially all of the assets of Hammond & Stephens, Co. ("Hammond &
Stephens"). Hammond & Stephens is a marketer and producer of printed educational materials located in Fremont, Nebraska and manufactures school grade books, teacher plan books, student assignment books, school year calendars, awards and similar materials. The Company intends to continue to use the acquired assets for substantially the same purposes. The purchase price for the assets of Hammond & Stephens was $16.5 million in cash paid at the closing, subject to adjustment. The purchase price was based on the Company's evaluation of the financial condition, business operations and prospects of Hammond & Stephens and was negotiated in an arms-length transaction among unrelated and unaffiliated parties. Funds for the acquisition were obtained from a draw on the Company's existing line of credit with NationsBank, NA.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements. It is impracticable to provide the required finanical statements at this time. The required financial statements will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

    (b) Pro forma financial information. It is impracticable to provide the required pro forma finanical information at this time. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

    (c) The following exhibits are filed with this report:

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
                                                                                                           SEQUENTIALLY
 EXHIBIT NO.                                                                                               NUMBERED PAGE
---------------                                                                                         -------------------

         2.1     Asset Purchase Agreement dated as of June 30, 1998 by and among School Specialty,
                 Inc., Hammond & Stephens Co. and Roger D. Pannier and Pamela S. Pannier..............

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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SCHOOL SPECIALTY, INC.

                                By:           /s/ DONALD J. NOSKOWIAK
                                     -----------------------------------------
                                                Donald J. Noskowiak
                                              CHIEF FINANCIAL OFFICER

Dated: July 15, 1998
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                            ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into this 30th day of June, 1998, by and among SCHOOL SPECIALTY, INC., a Delaware corporation (the "BUYER"), HAMMOND & STEPHENS CO., a Nebraska corporation (the "SELLER"), and ROGER D. PANNIER and PAMELA S. PANNIER (individually a "SHAREHOLDER" and collectively the "SHAREHOLDERS").

                                    RECITALS

    The Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller the Purchased Assets (as defined below) used in the Seller's business of providing printed products to the education market (the "BUSINESS") upon the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

1. ASSET PURCHASE AND RELATED MATTERS.

    1.1 TRANSFER OF PURCHASED ASSETS.

        (a) Subject to and upon the terms and conditions of this Agreement, the Buyer agrees to purchase and acquire from the Seller, and the Seller agrees to sell , transfer, convey and deliver to the Buyer at the Closing (as defined in Section 2.1) good and valid title to all of the assets, properties and business of the Seller including but not limited to those as set forth on SCHEDULE 1.1(A) (the "PURCHASED ASSETS"), excluding Excluded Assets, free and clear of any Liens, other than Permitted Liens (both as defined below).

        (b) For purposes of this Agreement, "LIEN" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction). For purposes of this Agreement, "PERMITTED LIEN" means those Liens specifically listed on SCHEDULE 1.1(B).

        (c) Notwithstanding any other provision of this Agreement, the Buyer shall not purchase and acquire, and the Seller shall retain, all assets of the Seller not included in the Purchased Assets (the "EXCLUDED ASSETS"), including without limitation:

           (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation;

           (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement);

           (iii) insurance policies;

           (iv) cash and cash equivalents; and

           (v) any assets of the Seller as listed on SCHEDULE 1.1(C)(V).

    1.2 ASSUMPTION OF CERTAIN LIABILITIES.

        (a) Subject to the terms and conditions of this Agreement, on the Closing Date, the Buyer hereby assumes only the obligations arising after the Closing under contracts and obligations incurred in the ordinary course of the Business (the "ASSIGNED CONTRACTS") as set forth on SCHEDULE 1.2 (the "ASSUMED LIABILITIES").

        (b) Notwithstanding any other provision of this Agreement, other than the Assumed Liabilities, the Buyer shall not assume, and the Seller shall retain and be responsible for, any and all liabilities and obligations of the Seller (or any predecessor owner of all or part of its businesses and assets) of any kind, whether presently in existence or arising hereafter. It is hereby understood that the Buyer will not assume sponsorship of any Seller Employee Plan(s) as defined in Section 3.19 herein, as maintained by the Seller. The Seller expressly assumes the liabilities and responsibilities of the sponsorship of the Seller Employee Plans.

    1.3 ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer thereunder.

    1.4 PURCHASE PRICE.

        (a) For purposes of this Agreement, the "Purchase Price" shall be Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00), adjusted pursuant to SECTION 1.6 herein. At the Closing, Buyer shall pay to the Seller, in cash or by wire transfer of next day funds to an account designated by Seller in writing, an amount equal to ninety percent (90%) of the Purchase Price. As security for the performance by Seller and the Shareholders of all of their obligations under this Agreement, Buyer shall deposit into a segregated account the remaining ten percent (10%) of the Purchase Price (the "ESCROW AMOUNT"). The Escrow Amount shall be owned by the Seller but shall governed by the terms set forth in this Agreement and in the Escrow agreement attached as EXHIBIT A ("ESCROW AGREEMENT").

        (b) The Purchase Price has been calculated based upon several factors including the assumption that the net asset value of the Purchased Assets less Assumed Liabilities, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied, is equal to Four Million Six Hundred Ninety Thousand Dollars ($4,690,000.00) (the "Net Asset Target") as of the Closing.

    1.5 [THIS SECTION IS LEFT INTENTIONALLY BLANK]

    1.6 POST-CLOSING ADJUSTMENT TO PURCHASE PRICE.

        (a) The financial statements of the Seller as of October 31, 1997 indicated an adjusted net worth that exceeds the Net Asset Target. Within thirty (30) days following the Closing, the Seller shall provide to the Buyer and Price Waterhouse, LLP (the "Buyer's Accountants") a balance sheet of the Purchased Assets and Assumed Liabilities of the Seller as of the Closing (the "Seller's Closing Balance Sheet"). The Seller's Closing Balance Sheet shall be prepared by the Seller in accordance with GAAP, applied on a consistent basis. The Buyer's Accountants shall audit the Seller's Closing Balance Sheet in accordance with GAAP, applied on a consistent basis. The Buyer's Accountants shall complete the audit of the Seller's Closing Balance Sheet within forty five (45) days of their receipt of the final inventory of the Seller as of Closing Date. Any adjustments which the Buyer's Accountants find necessary to be made to the Seller's Closing Balance Sheet so as to accurately reflect the net asset value of the Seller as of the Closing Date, in accordance with GAAP, applied on a consistent basis, shall be delivered to the Seller's Accountants promptly upon the preparation of same ("Net Asset Adjustments").

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        (b) The Seller shall, within fifteen (15) days from the receipt of the
    Net Asset Adjustments, notify the Buyer whether or not the Seller disputes the Net Asset Adjustments. In said notice the Seller shall notify the Buyer of those corrections in the Net Asset Adjustments which it believes are incorrect. If the Buyer has not received notice of such a dispute within such fifteen (15)-day period, then the submitted Net Asset Adjustments shall be deemed to constitute the final basis for any Purchase Price adjustment as described in SECTION 1.6(A). The calculation of this adjustment to the Purchase Price shall be final and binding. If, on the other hand, the Buyer has received notice of such a dispute within such fifteen (15)-day period, then the Buyer and the Seller shall for thirty (30) days following receipt of such notice of dispute, attempt to reach agreement on the Net Asset Adjustment. If no resolution of this dispute is finalized within said thirty
    (30) day period, the Buyer and the Seller shall mutually agree in writing on an independent accounting firm to review the Net Asset Adjustments (and related information) to determine the amount, if any, of the adjustment to the Purchase Price pursuant to SECTION 1.6(A) above. In the event that the Buyer and the Seller cannot agree in writing on an independent accounting firm, the Buyer's Accountants shall select such independent accounting firm. The determination of such independent accounting firm shall be final and binding on the parties hereto. The costs of the independent accounting firm shall be borne by the party (either the Buyer or the Seller) whose determination of the adjustment of the Purchase Price was furthest from such determination of the independent accounting firm, or equally by the Buyer and the Seller in the event that the determination by the independent accounting firm is equidistant between the determinations of the parties. The independent accounting firm selected under this SECTION 1.6(B) shall be chosen from among only the six largest international firms in the independent accounting profession.

        (c) In the event that the net worth of the Purchased Assets less the Assumed Liabilities as of Closing, as determined under the terms of SECTION 1.6(B) above, is less than the Net Asset Target, a dollar for dollar reduction in the Purchase Price shall be made as determined by the amount of deficiency from the Net Asset Target. In the event that the net worth of the Seller as of Closing is greater than the Net Asset Target, as determined under the terms of SECTION 1.6(B) above, a dollar for dollar increase in the Purchase Price shall be made as determined by the amount of surplus above the Net Asset Target. Within ten (10) days of the final determination of any adjustment in the Purchase Price as determined under the terms of SECTION 1.6(B) above, the Seller and/or the Shareholders in the event of a deficiency or the Buyer in the event of a surplus, shall promptly pay to the appropriate party to this Agreement for said adjustment in currently available funds. In the event of a deficiency, the Buyer shall, in its sole and unfettered discretion, have the option to receive said payment either directly from (x) the Seller and/or the Shareholders or (y) from the Escrow Amount.

        (d) Notwithstanding anything to the contrary in SECTION 8.2, the Indemnification Threshold shall not apply to this SECTION 1.6, and any adjustment required under this SECTION 1.6 shall be from the first dollar.

        (e) Seller shall provide Buyer and its representatives (including but not limited to the Buyer's Accountants) reasonable access to all books and records of the Seller reasonably necessary to achieve the purposes of the provisions of this SECTION 1.6.

    1.7 PLEDGED ASSETS.

        (a) As collateral security for the payment of any post closing adjustments to the Purchase Price under SECTION 1.6, and any indemnification obligations of the Seller and the Shareholders pursuant to ARTICLE 8, the Seller hereby transfers, pledges and assigns to the Buyer, for the benefit of the Buyer, a security interest in the bank accounts in which the Escrow Amount is deposited.

        (b) The Buyer shall have the option to apply the Escrow Amount to satisfy any adjustments to the Purchase Price under SECTION 1.6 and shall remain available to satisfy any indemnification obligations of the Seller and the Shareholders pursuant to ARTICLE 8 until the later of (i) the date which

                                       3
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    is one (1) year after the Closing Date, and the date on which all claims pending at the end of such one year period have been resolved (the "RELEASE DATE"). Promptly following the Release Date, the Escrow Amount shall be distributed to the Seller, and any security interest of the Buyer therein shall terminate, less any Escrow Amount which have been or are to be applied to satisfy such adjustments and any finally determined indemnification obligations of the Seller and the Shareholders under SECTION 1.6 and/or
    ARTICLE 8.

    1.8 SELLER'S REPRESENTATIVE. The Shareholders and the Seller, by signing this Agreement, designates Roger Pannier or, in the event that Roger Pannier is unable or unwilling to serve, Steven E. Pribnow, or to his written designee, to be the Seller's Representative for purposes of this Agreement and all matters related thereto. The Shareholders and the Seller shall be bound by any and all actions taken by the Seller's Representative on their behalf.

2. CLOSING

    2.1 THE CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at 9:00 A.M. CDT on June 30, 1998 at the offices of the Buyer unless another place or time is agreed to in writing by the Buyer and the Seller. The date upon which the Closing occurs is referred to as the "CLOSING DATE." The Closing for tax, accounting and financial purposes shall be effective as of the close of business June 30, 1998.

    2.2 DELIVERIES BY THE SELLER AND THE SHAREHOLDERS. At the Closing, the Seller and the Shareholders shall deliver, or cause to be delivered the following:

        (a) a copy of the Seller's Certificate/Articles of Incorporation, as amended through the Closing Date, certified by the Secretary of State of the state of Seller's incorporation;

        (b) a certificate of the Secretary of State of the state of Seller's incorporation to the effect that the Seller is legally existing and in good standing under the laws of such state as well as comparable certificates from all jurisdictions in which the Seller is required to be qualified as a foreign corporation to avoid a material adverse effect to the Business;

        (c) a certificate of the appropriate governmental authorities of the state of Seller's incorporation as well as those foreign jurisdictions as described in SECTION 2.2(B) to the effect that the Seller has filed all franchise tax returns required to be filed and has no outstanding franchise tax liability (so-called "tax good standing" certificates);

        (d) such bills of sale, endorsements, consents, releases, assignments and other good and sufficient instruments of conveyance and assignment, as shall be effective to vest in the Buyer all right, title and interest in and to the Purchased Assets, free and clear of all Liens, other than Permitted Liens;

        (e) any patent and trademark assignments in recordable form and sufficient to record the assignment of the patents and trademarks to be transferred to the Buyer pursuant to this Agreement;

        (f) the compliance certificate executed by the appropriate officer of the Seller required by SECTIONS 6.1 and 6.6;

        (g) a certificate of the Secretary of the Seller attesting to the incumbency and signatures of the appropriate officers of the Seller and certifying as to the minutes of the corporate proceedings of the Seller with respect to the transactions contemplated hereby is a true, correct and complete copy and that such minutes have not been rescinded, superseded or otherwise modified since the date thereof;

        (h) copies of all minutes of meetings of the Board of Directors and of the Shareholders of the Seller, authorizing or relating to this Agreement and the transactions contemplated hereunder, all certified by the Secretary of the Seller;

        (i) the opinion of counsel for the Seller required by SECTION 6.3;

        (j) the employment agreements between the Buyer and Roger Pannier pursuant to SECTION 6.12;

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        (k) payoff letters from each of the Seller's lenders (each of which shall indicate the respective lender's agreement to release all of its liens against the Purchased Assets and the Business in exchange for payment of amounts due and owing such lender);

        (l) such Uniform Commercial Code termination statements, releases, reconveyance and other documents and instruments which may be reasonably necessary to effect the transactions contemplated hereby or which may reasonably be requested by the Buyer;

        (m) such Uniform Commercial Code finance statements and other documents and instruments necessary to perfect Buyer's security interest in the Escrow Amount;

        (n) a lease of the property located at 1845 North Airport Road, Fremont, Nebraska by and between Roger and Pamela Pannier as Lessor and the Buyer as Lessee and associated Attornment Agreement; and

    2.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer shall deliver, or cause to be delivered: the Purchase Price, as calculated pursuant to SECTION 1.4.

    2.4 JOINT DELIVERIES OF THE PARTIES. At the Closing, the Shareholders, the Seller, and the Buyer shall jointly deliver or cause to be delivered: the Escrow Agreement, pursuant to SECTION 1.4(A).

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDERS

    To induce the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Seller and each of the Shareholders, jointly and severally, represents and warrants to the Buyer as follows (for purposes of this Agreement, the phrases "knowledge of the Seller" or the "Seller's knowledge", or words of similar import, mean the knowledge of the shareholders, directors, officers of the Seller, including facts of which the directors and officers, in the reasonably prudent exercise of their duties, should be aware):

    3.1 DUE ORGANIZATION. The Seller is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. SCHEDULE 3.1 hereto contains a list of all jurisdictions in which the Seller is authorized or qualified to do business. The Seller is in good standing as a foreign corporation in each jurisdiction in which it does business. The Seller has delivered to the Buyer true, complete and correct copies of the Articles of Incorporation and Bylaws of the Seller certified by the Secretary of the Seller. Such Articles of Incorporation and Bylaws are collectively referred to as the "CHARTER DOCUMENTS". The Seller is not in violation of any Charter Documents. The minute books of the Seller have been made available to the Buyer and are correct and, except as set forth in
SCHEDULE 3.1, complete in all material respects.

    3.2 AUTHORIZATION; VALIDITY. The Seller has all requisite corporate power and authority to enter into and perform its obligations pursuant to the terms of this Agreement. The Seller has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby. Each Shareholder has the full legal right and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the performance by the Seller of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Seller and the Shareholders, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of the Seller and each Shareholder, enforceable in accordance with its terms.

    3.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

        (a) conflict with, or result in a breach or violation of, any of the Charter Documents;

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        (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which the Seller or any Shareholder is a party or by which the Seller or any Shareholder is bound, or result in the creation or imposition of any Lien on any of the Purchased Assets pursuant to (i) any law or regulation to which the Seller or any Shareholder or any of their respective property is subject, or (ii) any judgment, order or decree to which the Seller or any Shareholder is bound or any of their respective property is subject;

        (c) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Seller or by which the Seller is bound; or

        (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Seller or any Shareholder is subject or by which the Seller or any Shareholder is bound.

    3.4 COMPLETE COPIES OF MATERIALS. The Seller has delivered to the Buyer true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Schedules or that has been requested by the Buyer or its counsel.

    3.5 SELLER FINANCIAL CONDITIONS. For the purpose of this agreement the term "Interim Period" shall be the period of November 1, 1997 through May 31, 1998.

        (a) The Seller's Sales for the Interim Period were not less than Two Million Five Hundred Thousand Dollars ($2,500,000.00)

        (b) The Seller's Gross Profits for the Interim Period were not less than
    (A) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) and (B) fifty percent (50%) of Seller's Sales for the Interim Period.

    3.6 FINANCIAL STATEMENTS. SCHEDULE 3.6 includes (a) true, complete and correct copies of the Seller's balance sheet as of October 31, 1997, and its income statement for the year ended October 31, 1997 (collectively, the "SELLER FINANCIALS") and (b) true, complete and correct copies of the Seller's unaudited balance sheet (the "INTERIM BALANCE SHEET") as of May 31, 1998 (the "BALANCE SHEET DATE") and the income statement for the period from the end of the last provided income statement through the Balance Sheet Date (collectively, the "INTERIM FINANCIALS", and together with the Seller Financials, the "FINANCIAL STATEMENTS"). The Seller's Financial Statements have been prepared in accordance with GAAP consistently applied. Each unaudited balance sheet included in the Seller Financial Statements presents fairly the financial condition of the Seller as of the date indicated thereon, and each of the income statements included in the Seller Financial Statements presents fairly the results of its operations for the periods indicated thereon. Since the dates of the Seller Financial Statements, there have been neither any material changes in the Seller's accounting policies nor any events which shall require disclosure or recording in the Financial Statements of the Seller.

    3.7  ABSENCE OF UNDISCLOSED LIABILITIES.

        (a) There are no liabilities, nor any factual basis therefor, relating to the Business, the Purchased Assets, any acts or omissions of the Seller or any person for whom the Seller is legally responsible, or any portion thereof or interest therein, which will become the obligation or liability of Buyer, or otherwise be binding upon Buyer or the Purchased Assets on or after the Closing, other than the Assumed Liabilities. There is no fact, which is not disclosed in this Agreement or in any Schedule or Exhibit hereto, that would have a material adverse effect on the Purchased Assets, or the value thereof.

        (b) For purposes of this Agreement, the terms "liability" and "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature,

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    unmatured or otherwise and whether known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

    3.8 PERMITS. The Seller owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of its business as it is currently being conducted (the "PERMITS"). The Permits are listed in detail on SCHEDULE 3.8. The Permits are valid, and the Seller has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former officer, manager, member or employee of the Seller or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Seller has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Seller, by any Permit.

    3.9 PERSONAL PROPERTY. SCHEDULE 1.1(A) and the attachments thereto set forth a complete and accurate list of all of the Tangible Assets owned or leased by the Seller and used in the Business, including a list of all leases of Tangible Assets. All of the trucks, vehicles and other machinery and equipment, included in the Purchased Assets, are in good working order and condition, ordinary wear and tear excepted. All leases set forth on SCHEDULE 1.1(A) and the attachments thereto are in full force and effect and constitute valid and binding agreements of the Seller, and the Seller is not in breach of any of their respective terms.

    3.10  [THIS SECTION IS LEFT INTENTIONALLY BLANK]

    3.11  INTELLECTUAL PROPERTY.

        (a) The Seller owns or possesses adequate, enforceable and transferable long-term licenses or other rights to use, without payment, all copyrights, patents, trade names, trade secrets, trademarks, franchises and similar rights now used or employed in the Business, including but limited to the name "Hammond & Stephens" or variations thereof (the "INTELLECTUAL PROPERTY") and such rights will not cease to be valid rights of the Seller by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        (b) SCHEDULE 1.1(A) and the attachments thereto list all of the Intellectual Property of the Seller. SCHEDULE 1.1(A) also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country; (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered; and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. True complete and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of the Seller have been provided to Buyer. All pending patent applications have been duly filed.

        (c) The Seller has no obligations to compensate any person for the use of any Intellectual Property nor has the Seller granted to any person any license, option or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not.

        (d) Except as listed on Schedule 3.11(d), the Seller has not received any notice of invalidity or infringement of any rights of others with respect to the Intellectual Property. No person has notified the Seller that it is claiming any ownership of or right to use such Intellectual Property. No person, to the knowledge of the Shareholders, is infringing upon any such Intellectual Property in any way. The use of the Intellectual Property by the Seller does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Intellectual Property, and no action has been instituted against or notices received by the Seller that are presently outstanding alleging that the use of the Intellectual Property infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property.

    3.12  CONTRACTS AND CUSTOMERS.

        (a) SCHEDULE 1.1(A) contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, which are necessary for the operations of the Business as currently operated by the Seller (the "Contracts"). The Buyer shall assume the Seller's rights under the Contracts as of Closing. The Seller has delivered to the Buyer true, complete and correct copies of all the Contracts. Seller has made available to the Buyer a list of all customers of the Business. Seller has made available to the Buyer all pertinent information relating to such customers.

        (b) Each Contract, is valid and binding on the Seller and is in full force and effect and is not subject to any default thereunder by any party obligated to the Seller pursuant thereto. The Seller has obtained all necessary consents, waivers and approvals of parties to any Contracts that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party or are advisable in order that any such Contract remain in effect without modification after the consummation of the transactions contemplated hereby and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit and which causes the assignment by the Seller to the Buyer of the Seller's interests in the Contracts ("THIRD PARTY CONSENTS"). All Third Party Consents are listed on SCHEDULE 3.12(B).

        (c) SCHEDULE 3.12(C) sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "SIGNIFICANT CUSTOMERS" are the twenty (20) customers that have effected the most purchases, in dollar terms, from the Business during each of the past four (4) fiscal quarters, and "SIGNIFICANT SUPPLIERS" are the twenty (20) suppliers who supplied the largest amount by dollar volume of products or services to the Business during the twelve (12) months ending on the Balance Sheet Date.

        (d) SCHEDULE 3.12(D) contains a complete and accurate list of all Contracts (i) to which the Seller and any affiliate of the Seller or any officer, director or shareholder of the Seller are parties ("RELATED PARTY AGREEMENTS").

        (e) Except to the extent set forth on SCHEDULE 3.12(E), (i) none of the Seller's Significant Customers has canceled or substantially reduced or, to the knowledge of the Seller, is currently attempting or threatening to cancel or substantially reduce, any purchases from the Seller, (ii) none of the Seller's Significant Suppliers has canceled or substantially reduced or, to the knowledge of the Seller, is currently attempting to cancel or substantially reduce, the supply of products or services to the Seller,
    (iii) the Seller has complied with all of its commitments and obligations and is not in default under any of the Contracts, and no notice of default has been received with respect to any thereof, and (iv) there are no Contracts that were not negotiated at arm's length with third parties not affiliated with the Seller or any officer, director or shareholder of the Seller. The Seller has not received any material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material revenue.

        (f) The Seller is not a "women's business enterprise" ("WBE") or "woman-owned business concern" as defined in 48 C.F.R. Section 52.204-5, or a "minority business enterprise" ("MBE") or "minority-owned business concern" as defined in 48 C.F.R. Section 52.219-8, nor has it held itself out to be such to any of its customers.

    3.13  GOVERNMENT CONTRACTS.

        (a) The Seller has no dispute pending before a contracting office of, nor any current claim (other than the Accounts Receivable) pending against, any agency or instrumentality of the United States Government or any state or local government, relating to a contract.

        (b) The Seller has not submitted any inaccurate, untruthful, or misleading cost or pricing data, certification, bid, proposal, report, claim, or any other information relating to a contract to any agency or instrumentality of the United States Government or any state or local government.

        (c) The Seller has not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government, nor, to the knowledge of the Shareholders, has any suspension or debarment action been threatened or commenced. There is no valid basis for the Seller's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government.

        (d) The Seller has not, with respect to any government contract, received a cure notice advising the Seller that it is or was in default or would, if it failed to take remedial action, be in default under such contract.

    3.14  INVENTORY AND ACCOUNTS RECEIVABLE.

        (a) The Seller has made and will make available to the Buyer, a complete, detailed and accurate list of all of the Inventory. Except to the extent reserved for in the Interim Balance Sheet or Closing Balance Sheet, as applicable, the inventories of the Seller existing on the date hereof and reflected on the Interim Balance Sheet or the Closing Date Balance Sheet, as applicable, are marketable and saleable in the ordinary course of business as conducted by the Seller prior to the Closing Date, and none of such inventories are slow-moving, obsolete, damaged or defective; provided that the Sellers do not guarantee that such inventories will actually be sold following the Closing Date. The inventories and reserves relating thereto of the Seller shown on the Interim Balance Sheet and Closing Date Balance Sheet, as applicable, are so reflected in accordance with GAAP consistently applied.

        (b) The accounts receivable of the Seller are being collected through the Closing Date in the ordinary course of the Business. The Seller's accounts receivable reflected on the Interim Balance Sheet and the Seller's Closing Balance Sheet, as applicable, have arisen in bona-fide arms length transactions in the ordinary course of the Seller's business and, except to the extent reserved for in the Interim Balance Sheet or the Seller's Closing Balance Sheet, as applicable, are valid and binding obligations of the account debtors without counterclaims, set-offs or other defenses thereto (other than returns and claims in the ordinary course of business, all of which have been reserved for in accordance with GAAP consistently applied). The accounts receivable and reserves relating thereto of the Seller shown on the Interim Balance Sheet and the Seller's Closing Balance Sheet, as applicable, are so reflected in accordance with GAAP consistently applied.

    3.15 PURCHASED ASSETS. The Purchased Assets constitute all of the assets of any type (whether tangible assets, intellectual property or otherwise) (i) used by the Seller in connection with, (ii) that are material to, or (iii) that are necessary for, the conduct and operation of the Business and all are either owned by the Seller or leased under an agreement listed in SCHEDULE 1.1(A).

    3.16 INSURANCE. SCHEDULE 3.16 sets forth a complete and accurate list, as of the Balance Sheet Date, of all insurance policies carried by the Seller and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Seller has delivered to the Buyer true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Seller is otherwise in full compliance with the terms of such policies. All of such policies are represented to insure the Seller on an occurrence basis. To the knowledge of the Seller, there have been no threatened claims against, terminations of, or material premium increases with respect to, any of such policies.

    3.17  ENVIRONMENTAL MATTERS.

        (a) HAZARDOUS MATERIAL. As used herein the term "HAZARDOUS MATERIAL" shall mean any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (the "HAZARDOUS MATERIAL"). Except as listed on SCHEDULE 3.17(A) there are no Hazardous Materials or underground storage tanks present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Seller has at any time owned, operated, occupied or leased.

        (b) HAZARDOUS MATERIALS ACTIVITIES. The Seller has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the date of this Agreement, nor has the Seller disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "SELLER HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity (as defined in Section 3.21) in effect prior to or as of the date this Agreement to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity. All environmental audits, inspections or related correspondence relating to the Purchased Assets shall be listed on
    SCHEDULE 3.17(B). Copies of all documents listed on SCHEDULE 3.17(B) shall be delivered to the Buyer prior to the Closing.

        (c) PERMITS. The Seller currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Seller's Hazardous Material Activities and the Business as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Seller (i) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. To the Seller's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future. SCHEDULE 3.17(C) includes a listing and description of all Environmental Permits currently held by the Seller.

        (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Seller, threatened concerning any Environmental Permit, Hazardous Material or any Seller Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Seller (or any person or entity whose liability the Seller has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Seller (or any person or entity whose liability the Seller has retained or assumed, either by contract or operation of law) any material environmental liability including, without limitation, common law tort liability.

    3.18  LABOR AND EMPLOYMENT MATTERS.

        (a) EMPLOYMENT MATTERS. The Seller: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the best of Seller's knowledge, there are no pending, threatened or reasonably anticipated claims or actions against the Seller under any worker's compensation policy or long-term disability policy.

        (b) LABOR MATTERS. The employees of the Seller are not and have never been represented by any labor union. The Seller does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in SCHEDULE 3.18(B), the Seller is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Seller. No work stoppage, slow down, or labor strike against the Seller is currently (nor has there been at any time during the past three (3) years) pending, threatened or reasonably anticipated. Except as set forth in SCHEDULE 3.18(B), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Seller, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Seller nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Seller has no knowledge of any pending or threatened termination of employment of any employees of the Seller whose termination would cause an adverse effect on the Business.

    3.19  EMPLOYEE BENEFIT PLANS.

        (a) DEFINITIONS. With the exception of the definition of "AFFILIATE" set forth in SECTION 3.19(A)(I) below (which definition shall apply only to this SECTION 3.19), for purposes of this Agreement, the following terms shall have the meanings set forth below:

           (i) "AFFILIATE" shall mean any other person or entity under common control with the Seller within the meaning of Section 414(b), (c), (m) or
       (o) of the Code and the regulations issued thereunder;

           (ii) "CODE" shall mean the Internal Revenue Code of 1986, as amended;

           (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

           (iv) "DOL" shall mean the Department of Labor;

           (v) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Seller or any Affiliate;

           (vi) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

           (vii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

           (viii) "IRS" shall mean the Internal Revenue Service;

           (ix) "SELLER EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Seller or any Affiliate for the benefit of any Employee.

        (b) All Seller Employee Plans are listed on SCHEDULE 3.19. Each Seller Employee Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Seller Employee Plans. Any Seller Employee Plan intended to be qualified under Section 401 (a) of the Code and each trust intended to qualify under Section 501 (a) of the Code
    (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. The Seller has furnished or made available to Buyer copies of the most recent IRS letters and three (3) years of Form 5500 with respect to any Seller Employee Plan. Neither the Seller nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code.

        Neither the Seller nor any officer or director of the Seller is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title 1 of ERISA. There are no audits, inquiries or proceedings pending or, to the knowledge of the Seller or any Affiliates, threatened by the IRS or DOL with respect to any Seller Employee Plan. No "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Seller Employee Plan. At no time has the Seller or any Affiliate contributed to or been requested to contribute to any "multi employer plan" as such term is defined in ERISA. Neither Seller nor any Affiliate has, prior to the Effective Time violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees. None of the Seller Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to, COBRA, and the Seller has never represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Employee, except to the extent required by statute. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Seller Employee Plan activities) has been brought, or to the best knowledge of the Seller and the Shareholders is threatened, against or with respect to any Seller Employee Plan. All contributions, reserves or premium payments required to be made or accrued as to the date hereof to the Seller Employee Plans have been timely made or accrued. SCHEDULE 3.19 includes a listing of the accrued vacation liability of the Seller as of the Balance Sheet Date.

        (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Employee under the Seller Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Seller Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

    3.20  TAXES.

        (a) The Seller and each Shareholder warrant and represent the following:
    (a) Seller has timely filed within the time period for filing or any extension granted with respect thereto, all federal state, local and foreign tax returns, reports, and estimates ("RETURNS") which it is required to file relating or pertaining to any and all taxes attributable to or levied upon the Purchased Assets and (b) paid any and all taxes it's required to pay in connection with the taxable periods to which such Returns relate. There are (and immediately following the Closing there will be) no liens or similar encumbrances on the Purchased Assets relating or pertaining to taxes. Seller has no knowledge of any basis for the assertion of any claims which, would result in a lien or other encumbrance on the Purchase Assets or otherwise adversely effect Buyer or the Purchased Assets.

        (b) To the extent relevant to the Purchased Assets, Seller shall (i) provide Buyer with such assistance as may reasonably be required in connection with the preparation of any Returns and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for taxes and (ii) retain and provide Buyer with all records or other information that may be relevant to the preparation of any tax Returns, or the conduct of any audit or examination, or other tax proceeding. Seller shall retain all relevant documents, including prior year's tax Returns, supporting work schedules and other records or information that may be relevant to such Returns and shall not destroy or otherwise dispose of any such records without the prior written consent of Buyer.

    3.21 CONFORMITY WITH LAW; LITIGATION. Except as set forth on SCHEDULE 3.21, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Seller, threatened against or affecting the Seller at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (a "GOVERNMENTAL ENTITY") and no notice of any claim, action, suit, proceeding or investigation, whether pending or threatened, has been received nor, to the knowledge of the Sellers, is there any reasonable basis for any such claim, action, suit, proceeding or investigation. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Seller or against any of its properties or business. The Seller has not violated any law or regulation or any order of any Governmental Entity.

    3.22 ABSENCE OF CHANGES. Except as listed on SCHEDULE 3.22, since the Balance Sheet Date, except as contemplated herein, there has not been:

        (a) any change that by itself or together with other changes, has had or could reasonably be expected to have a material adverse effect on the Business or the Purchased Assets;

        (b) any events or transactions which are out of the ordinary course of business of the Business, which could reasonably be expected to have a material adverse effect on the Business or the Purchased Assets;

        (c) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business or the Purchased Assets;

        (d) any breach, amendment or termination of any material contract, agreement, lease, sublease, license, permit or other right to which the Seller is a party (other than those that would not have any adverse effect on the Purchased Assets);

        (e) any transaction by the Seller outside the ordinary course of business affecting the Business or the Purchased Assets;

        (f) the commencement or notice or, to the best knowledge of the Seller and the Shareholders, threat of commencement of any lawsuit or proceeding against or investigation of the Seller of any of its affairs concerning the Business or the Purchased Assets;

        (g) any waiver of any material rights or claims of the Seller;

        (h) any agreement or arrangement made by the Seller or any Shareholder to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made; or

        (i) negotiation or agreement by the Seller or any officer or employee thereof to do any of the things described in the preceding clauses (other than negotiations with the Buyer and its representatives regarding the transactions contemplated by this Agreement).

    3.23 RELATIONS WITH GOVERNMENT. The Seller has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action that would cause the Seller to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

    3.24 DISCLOSURE. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to the Buyer in connection with this Agreement or the transactions contemplated hereby are complete and accurate in all material respects. No representation or warranty by the Shareholders and/or the Seller contained in this Agreement, in the Schedules attached hereto, or in any certificate furnished by the Shareholders and/or the Seller to the Buyer in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Shareholders that would cause a material adverse effect to the Business.

    3.25 PREDECESSOR STATUS; ETC. SCHEDULE 3.25 sets forth a listing of all legal names, trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) of the Seller and all of its predecessor companies during the five-year period immediately preceding the Closing, including without limitation the names of any entities from whom the Seller has acquired material assets.

    3.26  [THIS SECTION IS INTENTIONALLY LEFT BLANK.]

    3.27 ABSENCE OF SHAREHOLDER CLAIMS. Except as set forth in SCHEDULE 3.27, no Shareholder has any claims against the Business or the Purchased Assets.

    3.28 SUFFICIENCY AND TITLE TO THE PURCHASED ASSETS. Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens, except for Permitted Liens.

    3.29  [THIS SECTION IS INTENTIONALLY LEFT BLANK.]

    3.30 SELLER'S SOLVENCY. The Seller is solvent, is able to pay its debts as they become due, has capital sufficient to carry on its business as presently conducted and proposed to be conducted, and owns property which has both a fair value and a fair saleable value in excess of the amount required to pay its debts as they become due. The Seller will not be rendered insolvent by the transactions contemplated by this Agreement, and following the consummation of such transactions, the Seller will be able to pay its debts as they become due, will have capital sufficient to carry on its business as then conducted and proposed to be conducted, and will own property which has a fair value and a fair saleable value in excess of the amount required to pay its debts as they become due.

    3.31 REQUIRED GOVERNMENTAL FILINGS AND CONSENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

    3.32 NO VIOLATIONS. The Seller is not, nor has it or any Shareholder received notice that it is or would be with the passage of time, (a) in violation of any provision of its Charter Documents or (b) in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to the Seller or (ii) any agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Seller is a party or by which the Seller or its properties or assets may be bound.

4. REPRESENTATIONS OF THE BUYER

    To induce the Seller and the Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller and the Shareholders as follows:

    4.1 DUE ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its respective business in the places and in the manner as now conducted. Copies of the Articles of Incorporation and the Bylaws, each as amended, of the Buyer (collectively, the "BUYER CHARTER DOCUMENTS") have been made available to the Seller. The Buyer is not in violation of any Buyer Charter Document.

    4.2 AUTHORIZATION; VALIDITY OF OBLIGATIONS. The representatives of the Buyer executing this Agreement have all requisite corporate power and authority to enter into and bind the Buyer to the terms of this Agreement. The Buyer has the full legal right, power and corporate authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the performance by the Buyer of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Buyer, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms.

    4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not:

    (a) conflict with, or result in a breach or violation of the Buyer Charter Documents;

    (b) subject to compliance with any agreements between Buyer and its lenders, conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either the Buyer is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of the Buyer's properties pursuant to (i) any law or regulation to which either the Buyer or any of its respective property is subject, or (ii) any judgment, order or decree to which the Buyer is bound or any of their respective property is subject;

    (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of the Buyer; or

    (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Buyer is subject, or by which the Buyer is bound.

5. ADDITIONAL AGREEMENTS

    5.1 RESERVE FOR CERTAIN LIABILITIES. The Seller shall, so far as is practicable, apply as much of the Purchase Price, as may be adjusted, paid under this Agreement as may be necessary to satisfy the Seller's liabilities which exist on the Closing Date, other than Assumed Liabilities.

    5.2  [THIS SECTION IS INTENTIONALLY LEFT BLANK.]

    5.3 TAX MATTERS.

    (a) TAX RETURNS. The Seller shall be responsible for timely filing all federal and state income tax returns of the Seller and for paying all income taxes attributable to the income of the Seller for all periods. Further the Seller shall be responsible for that portion of sales, use, real, personal or other property taxes attributable to periods prior to the Closing Date.

    (b) ALLOCATION OF ADJUSTED PURCHASE PRICE. The Purchase Price, as may be adjusted, shall be allocated in accordance with SCHEDULE 5.3(B) (the "ALLOCATION"). Said SCHEDULE 5.3(B) as attached to this Agreement shall be based upon the good faith estimates of the Seller as to the financial condition and character of the Purchased Assets and Assumed Liabilities of the Seller as of Closing. Within ten (10) days of the final determination of any adjustment in the Purchase Price as determined under the terms of SECTION 1.6(B) the parties hereto shall update SCHEDULE 5.3(B). Said updated schedule shall be dated and initialed by properly authorized representatives of the Buyer and Seller and shall thereby replace the currently attached SCHEDULE 5.3(B) in its entirety. The parties agree that all Tax Returns and reports (including IRS Form 8594 (Asset Acquisition Statement)) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise take a position inconsistent with) the Allocation unless required by the IRS or a state taxing authority.

    (c) RESPONSIBILITY FOR TAXES. Any transfer, documentary, sales, use or other taxes assessed upon or with respect to the transfer of the Purchased Assets to the Buyer and any recording or filing fees with respect thereto shall be the responsibility of the Seller. Each of the Seller and the Shareholders, jointly and severally, hereby indemnifies and agrees to hold the Buyer harmless from, against and in respect of any U.S. federal, state or municipal Tax liability (including interest and penalties), if any, incurred by or imposed upon the Buyer resulting from or as a consequence of the transactions contemplated hereby (including without limitation, any such Tax liability arising pursuant to Section 1374 of the Code or state counterpart).

    5.4 EMPLOYMENT BY THE BUYER OF SELLER EMPLOYEES. The Seller shall use its best efforts to assist the Buyer in hiring and retaining the services of current Seller employees whom the Buyer desires to employ. The Buyer and Seller understand and agree that (a) the Buyer shall offer employment to the employees of the Seller as of Closing, (b) it is within the discretion of the Buyer to determine the specifics of the offers of employment which the Buyer will extend to the employees of the Seller, and (c) the employees of the Seller will become, upon their acceptance of such offers, employees of the Buyer with full credit for prior service with the Seller for all purposes, including but not limited to that of determining their eligibility for the Buyer's employment benefits, to the extent permitted by applicable law and regulations. Any Seller employee accepting employment by the Buyer will be required as a condition precedent to such employment to terminate any existing employment agreement with the Seller, execute the Buyer's standard form of confidentiality and proprietary information agreement and take such other actions generally required by the Buyer of its employees.

    5.5 COOPERATION.

    (a) The Seller, Shareholders, and the Buyer shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the president or chief financial officer of the Seller shall execute any documentation reasonably required by the Buyer, the Buyer's independent public accountants (in connection with such accountant's audit of the Seller), or the NASDAQ National Market.

    (b) The Shareholders and the Seller shall cooperate and use their reasonable efforts to have the present officers, directors and employees of the Seller cooperate with the Buyer on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

    (c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby.

    5.6 CHANGE OF CORPORATE NAME. As of Closing, the Seller shall change its corporate name to a name that is not confusingly similar to the name Hammond & Stephens Company, Inc.

    5.7 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The Seller shall notify the Buyer promptly in the event that any legal action is intended to be taken to collect any accounts receivable following the Closing Date. Further the Seller's accounts payable are and shall be paid through the Closing Date and thereafter by the Seller within the terms of said accounts payable and in the ordinary course of the Business, consistent with past practices of the Seller in the operation of the Business.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

    The obligation of the Buyer to purchase the Purchased Assets is subject to the satisfaction or waiver, at or before the Closing, of the following conditions and deliveries:

    6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Shareholders and the Seller contained in this Agreement shall be true, correct and complete on and as of the Closing Date as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Seller and the Shareholders on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Seller and by each of the Shareholder shall have been delivered to the Buyer.

    6.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Buyer's proposed purchase of the Purchased Assets shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, relating to or affecting the Purchased Assets or the Business that could materially or adversely affect the Purchased Assets or the Business.

    6.3 OPINION OF COUNSEL. The Buyer shall have received an opinion from counsel to the Seller and the Shareholders, dated the Closing Date, in the form reasonably satisfactory to the Buyer.

    6.4 CONSENTS AND APPROVALS. All necessary consents of and filings with any Governmental Entity or third party (including all Third Party Consents), relating to the consummation by the Seller and the Shareholders of the transactions contemplated hereby shall have been obtained and made.

    6.5 DUE DILIGENCE REVIEW. The Seller and Shareholders shall have made such deliveries as are called for by this Agreement. Buyer shall be fully satisfied in its sole discretion with the results of its review of, and its other due diligence investigations with respect to the Purchased Assets.

    6.6 NO MATERIAL ADVERSE EFFECT. No event, fact or condition shall have occurred or be existing that would reasonably be expected to have a material adverse effect on the Purchased Assets or the Business; and Buyer shall have received a certificate signed on behalf of the Seller and by the Shareholders dated the Closing Date to such effect.

    6.7 LIEN SEARCH REPORTS. Within ten (10) business days prior to the Closing Date, the Seller shall have delivered to the Buyer a report of the Secretary of State of each state in which Purchased Assets are located and the applicable county recorder showing no financing statements or lien claims of record, including federal or state taxes, affecting any of the Purchased Assets, except Permitted Liens.

    6.8  [THIS SECTION IS INTENTIONALLY LEFT BLANK.]

    6.9 CHARTER DOCUMENTS; AUTHORITY. The Buyer shall have received (a) a copy of the Bylaws of the Seller certified by the Secretary of the Seller and (b) other documents Buyer may reasonably request relating to the existence of the Seller and the authority of the Seller for this Agreement.

    6.10 QUARTERLY FINANCIAL STATEMENTS. At least five (5) days prior to the Closing Date, the Buyer shall have received from the Seller, quarterly financial statements of the Seller for the periods based upon the Buyer's quarterly periods ending on the last day of July, October, January and April ("Buyer's Quarters"). These Financial Statements shall be for those Buyer's Quarters which fall within the Buyer's fiscal year ending April 30, 1998 and for those Buyer's Quarters which fall within the portion of the Buyer's in its fiscal year ending April 30, 1999 which precedes the Closing. The form of these quarterly financial statements shall be reasonably satisfactory to the Buyer.

    6.11 [THIS SECTION IS INTENTIONALLY LEFT BLANK.]

    6.12 EMPLOYMENT AGREEMENT. Roger Pannier shall have entered into an employment agreement substantially in the form attached as EXHIBIT 6.12 (the "PANNIER EMPLOYMENT AGREEMENT").

    6.13 LEASE AGREEMENT. The Shareholders has caused a Lease with associated Attornment Agreement to be executed for the property known as 1845 North Airport Road, Fremont, Nebraska, in a form and substance reasonably satisfactory to the Buyer.

    6.14 REPAYMENT OF INDEBTEDNESS. The Seller shall have delivered to the Buyer satisfactory evidence that the indebtedness secured by Liens on the Purchased Assets described in Section 3.12 will be repaid in full, and any commitments to lend thereunder will have been terminated, concurrently with the Closing.

    6.15 CHANGE OF CORPORATE NAME. Proof that the Seller has complied with the requirements of Section 5.6 of this Agreement.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SHAREHOLDERS

    The obligation of the Seller and the Shareholders to sell the Purchased Assets is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

    7.1 LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Buyer's proposed purchase of the Purchased Assets shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

    7.2 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any Governmental Entity or third party relating to the consummation by the Buyer of the transactions contemplated hereby, shall have been obtained and made.

    7.3 EMPLOYMENT AGREEMENT. The Buyer shall have afforded Roger Pannier an opportunity to enter into the Employment Agreement.

8. INDEMNIFICATION

    8.1 GENERAL INDEMNIFICATION BY SHAREHOLDERS. Each of the Seller and each Shareholder jointly and severally covenants and agrees to indemnify, defend, protect and hold harmless the Buyer and their officers, directors, employees, stockholders, assigns, successors and affiliates (individually, an "INDEMNIFIED PARTY" and collectively, "INDEMNIFIED PARTIES") from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "DAMAGES") suffered, sustained, incurred or paid by any Indemnified Party in connection with, resulting from, or arising out of, directly or indirectly:

    (a) any liability of the Seller which is not an Assumed Liability and which relates to the Business or the operations or assets of the Seller prior to the date hereof, or the actions or omissions of the Seller's directors, officers, shareholders, employees or agents prior to the date hereof (including any liability that becomes a liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); or the operations or assets of the Seller subsequent to the date hereof; or

    (b) any breach of any representation or warranty of the Shareholders or the Seller set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of any Shareholder or the Seller in connection herewith; or

    (c) any nonfulfillment of any covenant or agreement on the part of the Seller or any Shareholder set forth in this Agreement; or

    (d) any claim for fees or commissions of any broker or agent employed or alleged to have been employed by the Seller or any Shareholder; or

    (e) any and all Damages incident to any of the foregoing or to the enforcement of this Article 8.

    8.2 LIMITATION AND EXPIRATION.  Notwithstanding the above:

    (a) there shall be no liability for indemnification under SECTION 8.1 unless, the aggregate amount of Damages exceeds $250,000.00 (the "INDEMNIFICATION THRESHOLD") and if the aggregate Damages exceed the Indemnification Threshold, Seller and/or Shareholders shall be liable under this
ARTICLE 8 for the total amount of Damages; PROVIDED, HOWEVER, that the Indemnification Threshold shall not apply to (i) adjustments to the Purchase Price pursuant to SECTION 1.4 or SECTION 1.6; (ii) breaches of the covenant relating to tax matters contained in SECTION 5.3; (iii) Damages arising out of any breaches of the covenants of the Seller or the Shareholders set forth in this Agreement or representations and warranties made in, SECTION 3.17 (environmental matters), SECTION 3.19 (employee benefit plans), SECTION 3.20 (taxes), or SECTION 3.21 (conformity with law; litigation), or (ii) Damages arising from or related to liabilities of the Seller that are not Assumed Liabilities, including without limitation Damages under SECTION 8.1(A) above;

    (b) the aggregate amount of the Shareholders' liability under this ARTICLE 8 shall not exceed the Purchase Price, as may be adjusted pursuant to SECTION 1.4 and 1.6; PROVIDED, HOWEVER, that the Shareholders' liability for Damages arising out of any (i) breaches of the covenant relating to tax matters contained in
SECTION 5.3, or (ii) breaches of the representations and warranties made in
SECTION 3.17 (environmental matters), SECTION 3.19 (employee benefit plans),
SECTION 3.20(taxes), or SECTION 3.21 (conformity with law; litigation), shall not be subject to such limitation;

    (c) the indemnification obligations under this ARTICLE 8, or in any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this SECTION 8.2(C):

    (i) (1) with respect to claims relating to or arising out of breaches of the covenant relating to tax matters contained in SECTION 5.3, or (ii) breaches of the representations and warranties made in SECTION 3.17 (environmental matters), SECTION 3.19(employee benefit plans), SECTION
       3.20 (taxes), or SECTION 3.21 (conformity with law; litigation): (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, (x) ten
       (10) years after the Closing Date if the claim is related to the cost of investigating, containing, removing, or remediating a release of Hazardous Material into the environment, or (y) five (5) years after the Closing Date for any other such claim; or

       (2) with respect to all claims other than those referred to in clause
           (i)(1) of this SECTION 8.2(C), one (1) year after the Closing Date (the "FIRST ANNIVERSARY"); or

    (ii) the final resolution of claims or demands pending as of the relevant dates described in clause (i) of this SECTION 8.2(C) (such claims referred to as "PENDING CLAIMS").

    8.3 INDEMNIFICATION PROCEDURES. All claims or demands for indemnification under this ARTICLE 8 ("CLAIMS") shall be asserted and resolved as follows:

    (a) In the event that any Indemnified Party has a Claim against any party obligated to provide indemnification pursuant to SECTION 8.1 hereof (the "INDEMNIFYING PARTY") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Seller's Representative of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "CLAIM NOTICE"). If the Seller's' Representative does not notify the Indemnified Party within fifteen (15) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this SECTION 8.3(A), the Indemnified Party shall either: (i) respond in a written statement to the objection within fifteen (15) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties); or (ii) if the Buyer reasonably believes that the Claim at issue is governed by the time limitation set forth in SECTION 8.2(C)(I)(2), then the Buyer may, in its sole discretion, submit the resolution of the Claim to expedited, binding arbitration pursuant to SECTION 8.6.

    (b) (i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice to the Seller's Representative. The Seller's Representative shall have fifteen (15) days from date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated), prior to and during the Notice Period, to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

    (ii) In the event that the Seller's Representative notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, PROVIDED that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

    (iii) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Seller's Representative, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

    (c) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

    (d) Subject to the provisions of SECTION 8.2, the Indemnified Party's failure to give reasonably prompt notice as required by this SECTION 8.3 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

    (e) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this ARTICLE 8, PROVIDED that no Indemnified Party shall be obligated to continue pursuing any payment pursuant to the terms of any insurance policy.

    8.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants made by the Seller, the Shareholders, and the Buyer in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations of the Seller and the Shareholders will survive the Closing and will remain in effect until, and will expire upon, the termination of the indemnification obligations as provided in SECTION 8.2. The representations of the Buyer will survive the Closing and will remain in effect until, and will expire upon, the Second Anniversary.

    8.5 REMEDIES CUMULATIVE. The remedies set forth in this ARTICLE 8 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law, including the right to enforce specifically the covenants set forth in this Agreement by injunctions or restraining orders.

    8.6 ARBITRATION.

    (a) Claims submitted to arbitration under this SECTION 8.6 ("ARBITRATED DISPUTES") shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") in Chicago, Illinois, and, except as expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rules may be amended from time to time (the "RULES"). The hearing locale shall be Milwaukee, Wisconsin. A single, neutral arbitrator (the "ARBITRATOR") shall be appointed by the AAA, within five (5) days after an Arbitrated Dispute is submitted for arbitration under this SECTION 8.6, to preside over the arbitration and resolve the Arbitrated Dispute. The Arbitrator shall be selected from the AAA's Commercial Panel, and shall be qualified to practice law in at least one jurisdiction in the United States and have expertise in the interpretation of commercial contracts. The parties shall have three (3) days to object in writing to the appointment of the Arbitrator, the sole basis for such objection being an actual conflict of interest. The AAA, in its sole discretion, shall determine within three (3) days the validity of any objection to the appointment of the Arbitrator based on an actual conflict of interest.

    (b) The Arbitrator's decision (the "DECISION") shall be binding, and the prevailing party may enforce the Decision in any court of competent jurisdiction.

    (c) The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents and making available such of their personnel as the Arbitrator may request, so that the Decision may be reached timely. The Arbitrator shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

    (d) The authority of the Arbitrator shall be limited to deciding liability for, and the proper amount of, a Claim, and the Arbitrator shall have no authority to award punitive damages. The Arbitrator shall have such powers and establish such procedures as are provided for in the Rules, so long as such powers and procedures are consistent with this SECTION 8.6 and are necessary to resolve the Arbitrated Dispute within the time periods specified in this Agreement.

9. NON-COMPETITION

    9.1 PROHIBITED ACTIVITIES. Neither the Seller nor any of the Shareholders will, for a period of four (4) years following the Closing Date, for any reason whatsoever, directly or indirectly, for itself, himself, herself or on behalf of or in conjunction with any other person, persons, Seller, partnership, corporation or business of whatever nature:

    (a) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business selling any products or services in competition with the Buyer; or the Business, with the expressed exception of video's produced by HSO Enterprises, LLC which deal with educational training (the "COMPETITIVE ACTIVITY"), within the continental United States of America (the "TERRITORY");

    (b) call upon any person who is, at that time, within the Territory, an employee of the Buyer for the purpose or with the intent of enticing such employee away from or out of the employ of the Buyer;

    (c) call upon any person who is or entity that is, at that time, or that has been, within one year prior to that time, a customer of the Buyer within the Territory for the purpose of soliciting or selling products or services related to the Competitive Activity within the Territory; or

    (d) call upon any prospective acquisition candidate that was, to the knowledge of the Seller or such Shareholder, called upon by the Buyer as a prospective acquisition candidate or was the subject of an acquisition analysis by the Buyer. Each of the Seller and each Shareholder, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate upon being informed that the Buyer had called upon such candidate or made an acquisition analysis thereof.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Seller or any Shareholder from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over- the-counter. For purposes of this ARTICLE 9, the term "BUYER" includes all subsidiaries and affiliates of the Buyer and any companies the Buyer or any of its affiliates have resolved to acquire.

    9.2 DAMAGES. Because of the difficulty of measuring economic losses to the Buyer as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Buyer for which it would have no other adequate remedy, the Seller and each Shareholder agrees that the foregoing covenant may be enforced by the Buyer in the event of breach by such the Seller or any Shareholder, by injunctions and restraining orders.

    9.3 REASONABLE RESTRAINT. The covenants in this ARTICLE 9 impose a reasonable restraint on the Seller and each Shareholder in light of the Business and of the activities and operations of the Buyer on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby, and the current plans of the Buyer; but it is also the intent of the Buyer, the Seller and each Shareholder that such covenants be construed and enforced in accordance with the changing activities and business of the Buyer throughout the term of this covenant.

    9.4 SEVERABILITY; REFORMATION. The covenants in this ARTICLE 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

    9.5 INDEPENDENT COVENANT. All of the covenants in this ARTICLE 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Seller or any Shareholder against the Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of such covenants. The parties expressly acknowledge that the terms and conditions of this ARTICLE 9 are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of four (4) years stated at the beginning of this ARTICLE 9 during which the agreements and covenants of the Seller or a Shareholder made in this ARTICLE 9 shall be effective, shall be computed by excluding from such computation any time during which the Seller or a Shareholder is found by a court of competent jurisdiction to have been in violation of any provision of this ARTICLE 9. The covenants contained in ARTICLE 9 shall not be affected by any breach of any other provision hereof by any party hereto.

    9.6 MATERIALITY. The Seller and each Shareholder hereby agree that the covenants set forth in this ARTICLE 9 are a material and substantial part of the transactions contemplated hereby, supported by adequate consideration.

    9.7  CONFIDENTIALITY.

    (a) The Seller and each Shareholder covenants and agrees with the Buyer that it or he will not at any time, except with the prior written consent of the Buyer, directly or indirectly, disclose any secret or confidential information that it or he may learn or has learned by reason of its or his ownership of the Business or his employment in connection with the Business, or use any such information in a manner detrimental to the interests of the Buyer, unless (i) such information becomes known to the public generally through no fault of the Seller or any Shareholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, PROVIDED, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, the Seller or any of the Shareholders (as applicable) shall give prior written notice thereof to the Buyer and provide the Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

    (b) The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Seller's or the Buyer's management with respect to the Business or the Buyer's, or any of its affiliates' or subsidiaries', products, facilities, and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any products distributed in the conduct of the Business), business plans, prospects, or opportunities but shall exclude any information already in the public domain.

10. GENERAL

    10.1 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of the Buyer, and the heirs and legal representatives of the Shareholders.

    10.2 ENTIRE AGREEMENT. This Agreement (which includes the Schedules hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

    10.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. For the purpose of this agreement signatures delivered by facsimile shall be considered effective as original signatures.

    10.4 BROKERS AND AGENTS. The Seller and the Shareholders, represent and warrant to the Buyer that they have only employed the Geneva Companies as a broker or agent in connection with the transactions contemplated hereby, and they shall be solely responsible for any fees, expenses, or compensation due to said Geneva Companies, holding the Buyer harmless from the payment of same.

    10.5 EXPENSES. The Seller has and will pay the fees, expenses and disbursements of the Shareholders, the Seller, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

    10.6 NOTICES. Any notice or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

If to the Buyer    School Specialty Inc.
  to:              1000 North Bluemound Drive
                   P.O. Box 1579
                   Appleton WI 54913-1579
                   Attention: Mr. Daniel P. Spalding
                   Fax: 1-920-734-6276

With a copy to:    Mr. Joseph F. Franzoi IV
                   Franzoi & Franzoi, S.C.
                   514 Racine Street
                   Menasha WI 54952
                   Fax: 1-920-725-0998

If to Seller and/or Shareholders to:

                   Mr. Roger D. Pannier
                   1415 N. Bristolwood Drive
                   Fremont, NE 68025

                   Mr. Bradley D. Holtorf
                   Sinder, Svoboda, Schilke, Thomsen, Holtorf,
                   Boggy & Nick
                   Military Colonial Building
                   340 E. Military Fremont, NE 68025
                   Fax: 1-402-721-9120

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

    10.7 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Nebraska.

    10.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in SECTION 9.4.

    10.9 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity, except for Buyer and as otherwise specifically provided in the Agreement.

    10.10 MUTUAL DRAFTING. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

    10.11 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the Agreement and the transactions contemplated hereby, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the Agreement and the transactions contemplated hereby and is not relying on any representation or statements made by the other party as to such tax consequences.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                BUYER:

                                                SCHOOL SPECIALTY, INC.

                                                /s/ DONALD J. NOSKOWIAK
                                                ---------------------------------------------
                                                Donald J. Noskowiak
                                                EXECUTIVE VICE-PRESIDENT
                                                AND CHIEF FINANCIAL OFFICER

                                                SELLER: HAMMOND & STEPHENS CO.

                                                /s/ ROGER D. PANNIER
                                                ---------------------------------------------
                                                Roger D. Pannier
                                                PRESIDENT

                                                SHAREHOLDERS:

                                                /s/ ROGER D. PANNIER
                                                ---------------------------------------------
                                                Roger D. Pannier

                                                /s/ PAMELA S. PANNIER
                                                ---------------------------------------------
                                                Pamela S. Pannier

                                ESCROW AGREEMENT

    THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as
of the    day of June, 1998 by and among School Specialty, Inc., a Delaware corporation ("School Specialty"), Hammond & Stephens Co. a Nebraska corporation ("Hammond"), and Bank One Wisconsin, a Wisconsin banking corporation, as escrow agent (the "Escrow Agent").

                                    RECITALS

    A. School Specialty and Hammond are parties to that certain Asset Purchase Agreement dated on or about June 30, 1998 (the "Purchase Agreement"), providing for the acquisition (the "Acquisition") by School Specialty of all of the Purchased Assets of Hammond. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

    B. One of the conditions to the closing of the Acquisition, as set forth in the Purchase Agreement, is the execution and delivery of this Escrow Agreement.

    C. Pursuant to Section 1.4 of the Purchase Agreement, School Specialty shall deposit, or shall cause to be deposited, with the Escrow Agent an amount equal to 10% of the Purchase Price (as defined in the Purchase Agreement) in immediately available funds (the "Escrow Amount") into an escrow fund (the "Escrow Fund") to be used at the option of School Specialty, to satisfy the payment of any post closing adjustments to the Purchase Price under Section 1.6 of the Purchase Agreement, and any potential indemnification obligations of Hammond to any Indemnified Party for Damages under Section 8 of the Purchase Agreement.

    D. This Escrow Agreement sets forth the basis on which the Escrow Agent will receive and hold, and make disbursements from, the Escrow Fund and the duties for which the Escrow Agent will be responsible.

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

    1. APPOINTMENT. School Specialty and Hammond appoint Escrow Agent as escrow agent to serve in such capacity in accordance with the terms and conditions set forth in this Escrow Agreement. Escrow Agent hereby accepts such appointment.

    2. PURCHASE AGREEMENT. The Escrow Agent acknowledges receipt of a copy of the Purchase Agreement; however, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Purchase Agreement notwithstanding any provision of the Purchase Agreement to the contrary.

    3. ESCROW AMOUNT. Immediately following the Closing Date, School Specialty shall deposit, or shall cause to be deposited, the Escrow Amount directly with the Escrow Agent, the receipt of which shall be acknowledged to School Specialty and Hammond, and the same accepted, by the Escrow Agent as escrow agent hereunder. It is acknowledged by School Specialty and Hammond that Hammond is the owner of the Escrow Amount subject to the rights of School Specialty in the Escrow Amount as defined by the terms of the Purchase Agreement and the terms of this Escrow Agreement. The Escrow Fund, as such term is used herein, shall include the Escrow Amount deposited pursuant to this Section 3 and any interest earned thereon, less any payments or distributions made hereunder. School Specialty is deemed to hold a security interest in the Escrow Fund and the Escrow Agent is deemed to hold such collateral as bailee for School Specialty.

    4.  INVESTMENT.

       (a) The Escrow Amount placed in the Escrow Fund, together with all interest accruing thereon, shall be invested by the Escrow Agent, without distinction as to principal and income, upon receipt of written instructions from one of the officers of each of School Specialty and Hammond set forth on Exhibits A and B, respectively, hereto, in one or more of the following investments:
           (i) interest bearing open-ended or time deposits of any domestic bank with assets in excess of $500,000,000 (including deposit in the Escrow Agent's bank money market deposit accounts), including one or more accounts maintained in the commercial banking department (if any) of the Escrow Agent; provided, however, that any amount not invested in the Escrow Agent's bank money market deposit accounts shall be invested, to the extent reasonably possible, in accounts that are insured by the Federal Deposit Insurance Corporation ("FDIC"), (ii) a Eurodollar certificate of deposit (the deposit to be in U.S. dollars), the selection and investment risk of this account being solely that of Hammond, or (iii) any other investment vehicle pursuant to the written instructions from School Specialty and Hammond. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Fund pursuant to Section 5 hereof. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Escrow Agreement other than those losses resulting from its gross negligence or willful misconduct or bad faith.

       (b) The parties acknowledge that payment of any interest earned on the funds invested in this escrow will be subject to backup withholding penalties unless either a properly completed Internal Revenue Service Form W8 or W9 certification is submitted to Escrow Agent at the time of execution of this Agreement.

    5. CLAIMS UPON ESCROW FUND. Upon receipt by the Escrow Agent at any time prior to release of all of the Escrow Funds pursuant to this Agreement of a certificate in the form attached hereto as Exhibit C (a "Release Certificate") signed by an officer of each of School Specialty and Hammond set forth on Exhibits A and B, respectively, hereto providing the delivery instructions to be followed by Escrow Agent in paying out all or part of the Escrow Fund, including without limitation any applicable wire transfer instructions of the payee or an address to where a check should be sent, the Escrow Agent shall deliver pursuant to such instructions out of the Escrow Fund, within two Business Days (as defined below) an amount or amounts as indicated in the Release Certificate. The Escrow Agent shall be entitled to conclusively rely on such Release Certificate and shall make such distributions from the Escrow Fund only in accordance with the terms thereof and the terms of this Escrow Agreement. For purposes of this Agreement, "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

    6.  ESCROW PROVISIONS.

       (a) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, request, waiver, consent, receipt or other paper or document from any duly authorized officer or agent of School Specialty or Hammond, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, that the Escrow Agent in good faith believes to be genuine and as to which the Escrow Agent shall have no actual notice of invalidity, lack of authority or other deficiency.

       (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except for any liability arising from its own gross negligence, willful misconduct or bad faith.

       (c) The Escrow Agent shall be entitled to consult with-competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel.

       (d) School Specialty and Hammond jointly and severally agree to indemnify and hold the Escrow Agent harmless for any and all claims, liabilities, costs, payments and expenses of Escrow Agent in connection with its performance of its duties hereunder, including without limitation, reasonable fees and expenses of counsel (who may be selected by the Escrow Agent) for court actions, or for anything done or omitted by it in the performance of this Escrow Agreement, except as a result of the Escrow Agent's own gross negligence, willful misconduct or bad faith.

       (e) All evidence of investment of funds in the Escrow Fund (including, but not limited to, savings account passbooks, certificates, notes and other similar items) shall be kept in a place of safekeeping at an office of the Escrow Agent, or with a safe deposit company, including any such safe deposit company owned in whole or in part by the Escrow Agent or by any affiliate of the Escrow Agent. The Escrow Agent shall keep accurate accounts of all income and interest earned by the funds in the Escrow Fund. Within thirty (30) days after the close of each calendar quarter, Escrow Agent shall provide School and Hammond a full written accounting of the principal and interest in the Escrow Fund.

       (f) One-half of the fees and related expenses of the Escrow Agent for its services hereunder (including fees and expenses of its legal counsel) shall be paid by Hammond and one-half of such fees and related expenses shall be paid by School Specialty. Such fees and expenses shall be determined in accordance with a fee schedule provided to Hammond and School Specialty.

       (g) None of the provisions contained in this Escrow Agreement shall cause the Escrow Agent to advance or risk its own funds in the performance of its duties herein described.

    7. SUCCESSOR ESCROW AGENT. The Escrow Agent, or any successor, may resign at any time upon giving written notice to School Specialty and Hammond thirty (30) days before such resignation shall take effect. In addition, School Specialty and Hammond may terminate the Escrow Agent's appointment as escrow agent upon giving written notice (jointly signed by School Specialty and Hammond) to the Escrow Agent thirty (30) days before such termination shall take effect. If the Escrow Agent shall resign, be terminated or be unable to serve, then it shall be succeeded by such bank or trust company jointly named by School Specialty and Hammond in such thirty (30) day period, or if no such appointment is made by that time, then by a bank or trust company appointed by a court of competent jurisdiction upon petition by any of Escrow Agent, School Specialty or Hammond (in which action the other party shall be afforded a reasonable opportunity to participate) to appoint a successor escrow agent. The Escrow Agent shall transfer the Escrow Fund to its successor and shall thereupon be discharged, and the successor shall thereupon succeed to all of the rights, powers and duties and shall assume all of the obligations of the Escrow Agent originally named in this Escrow Agreement.

    8. PAYMENT OF TAXES. Hammond shall be treated as the owner of the Escrow Fund for all tax purposes while and to the extent that the Escrow Fund is held by the Escrow Agent. The Escrow Agent shall furnish such information to the other parties hereto as shall be requested in writing for tax preparation purposes by such parties.

    9.  TERMINATION.

       (a) Unless extended in writing by the parties hereto, the escrow provided for in this Escrow Agreement shall expire on the date on which all of the Escrow Funds are released out of the escrow.

       (b) Within two Business Days following the receipt by the Escrow Agent of a Release Certificate from School Specialty and Hammond indicating that this Agreement is to be terminated and that all remaining Escrow Funds be distributed as set forth therein, the Escrow' Agent shall distribute any such Escrow Funds remaining (including interest accrued on the Escrow Funds) in the escrow as specified in a Release Certificate.

    10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given or delivered if delivered personally or by a nationally recognized express courier, mailed by registered or certified mail (return receipt requested) first class mail, postage prepaid or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

(a)        If to School Specialty
           to:                     School Specialty, Inc.
                                   1000 N. Bluemound Drive
                                   P.O. Box 1579 (54913-1579)
                                   Appleton, WI 54914
                                   Attn: Donald J. Noskowiak
                                   Telefax: (920) 734-6276
                                   Telephone: (920) 734-2756

           with a copy to:         Franzoi & Franzoi SC
                                   514 Racine Street
                                   Menasha, WI 54952
                                   Attn: Joseph F. Franzoi IV, Esq.
                                   Telefax: (920) 725-0998
                                   Telephone: (920) 725-3916

(b)        if to Hammond to:       Mr. Roger D. Pannier
                                   1415 N. Bristolwood Drive
                                   Fremont, NE 68025

           With a copy to:         Mr. Bradley D. Holtorf
                                   Sinder, Svoboda, Schilke, Thomsen, Holtorf, Boggy &
                                   Nick
                                   Military Colonial Building
                                   340 E. Military
                                   Fremont, NE 68025

(c)        If to the Escrow
           Agent:                  Bank One Wisconsin
                                   200 West College Avenue
                                   Appleton, WI 54911
                                   Attn: Terry Tessier
                                   Telefax: (920) 739-8416
                                   Telephone: (920) 735-1413

    11. NON-ASSIGNABILITY. Notwithstanding anything to the contrary contained herein, neither the Escrow Amount nor any beneficial interest therein may be sold, assigned or otherwise transferred, including by operation of law, by Hammond or School Specialty or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Hammond or School Specialty. Any such attempted transfer in violation of this Section shall be null and void.

    12. SUCCESSORS AND ASSIGNS. This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of School Specialty, its subsidiaries and their respective successors and assigns, the Escrow Agent and its successors, Hammond and its respective successors, assigns, heirs, executors, administrators and legal representatives.

    13. ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement among the parties with the Escrow Agent, and among the other parties with respect to this particular escrow except as set forth under the Purchase Agreement, and it supersedes all prior or concurrent arrangements or understandings with respect thereto. The other parties hereby acknowledge and agree that Escrow Agent's duties and obligations hereunder are limited, and that Escrow Agent shall have no duties or obligations except as clearly specified herein, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent, nor shall Escrow Agent have any responsibility for the enforcement of the obligations of any parties hereto.

    14. WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

    15. COUNTERPARTS. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

    16. GOVERNING LAW. This Escrow Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Wisconsin (without giving effect to its choice of law provisions).

    17. CONSEQUENTIAL DAMAGES. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

    18. JURISDICTION. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Wisconsin.

                           [EXECUTION PAGE FOLLOWING]

    IN WITNESS WHEREOF, the parties have executed or caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                               SCHOOL SPECIALTY, INC.

                                               --------------------------------------------
                                               Donald J. Noskowiak
                                               Executive Vice-President and
                                               Chief Financial Officer

                                               HAMMOND & STEPHENS CO.

                                               --------------------------------------------
                                               Roger D. Pannier, President

                                               ESCROW AGENT

                                               --------------------------------------------
                                               Theresa S. Rechner, Vice President

                                   EXHIBIT A

                      SCHOOL SPECIALTY AUTHORIZED OFFICERS

NAME AND TITLE                                                       SIGNATURE
------------------------------------  ------------------------------------------------------------------------

Daniel P. Spalding
  Chief Executive Officer
                                      ---------------------------------------------------------

Donald J. Noskowiak
  Executive Vice President, Chief
  Financial Officer
                                      ---------------------------------------------------------

                                   EXHIBIT B

                   HAMMOND & STEPHENS CO. AUTHORIZED OFFICERS

NAME AND TITLE                                                       SIGNATURE
------------------------------------  ------------------------------------------------------------------------

Roger D. Pannier
  President
                                      ---------------------------------------------------------

Pamela S. Pannier
  Secretary
                                      ---------------------------------------------------------

                                   EXHIBIT C

Bank One Wisconsin
200 West College Avenue
Appleton, WI 54911
Attention: Terry Tessier
Telecopy No.: (920) 739-8416
Telephone No.: (920) 735-1413

    RE: ESCROW FUND RELEASE REQUEST

    To: Escrow Agent under the Escrow Agreement, dated June   , 1998, among Bank
        One Wisconsin, School Specialty, Inc. and a Hammond & Stephens Co. (the "Escrow Agreement")

    Pursuant to the Escrow Agreement, dated June   , 1998 among Bank One
Wisconsin, School Specialty, Inc. and Hammond & Stephens Co., you are hereby
instructed to release $         , with the interest accrued thereon, to the
following account:

    The funds released shall be directly deposited in the account set forth above within two Business Days (as defined in the Escrow Agreement) from the date of this request.

                                          SCHOOL SPECIALTY, INC.

                                          By: __________________________________
                                              Name:
                                             Title:

                                          HAMMOND & STEPHENS CO.

                                          By: __________________________________
                                              Name:
                                             Title: